Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“PCM, INC.”, A DELAWARE CORPORATION,

WITH AND INTO “PC MALL, INC.” UNDER THE NAME OF “PCM, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTIETH DAY OF DECEMBER, A.D. 2012, AT 5:59 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2012, AT 11:59 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
2479367 8100M	AUTHENTICATON:	0089902

121374465	DATE:	12-20-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:59 PM 12/20/2012 FILED 05:59 PM 12/20/2012 SRV 121374465 - 2479367 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

PCM, INC.

(a Delaware corporation)

WITH AND INTO

PC MALL, INC.

(a Delaware corporation)

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, PC Mall, Inc., a Delaware corporation (the “Company”), for the purpose of effecting the merger of PCM, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, (“Subsidiary”), with and into the Company, does hereby certify:

FIRST:           That the Company and the Subsidiary are incorporated and duly organized under the General Corporation Law of the State of Delaware (the “Delaware Code”).

SECOND:      That the Company owns all of the issued and outstanding shares of capital stock of Subsidiary.

THIRD:         That at the Effective Time (as defined below), the Subsidiary shall be merged with and into the Company, and the Company shall assume all of the Subsidiary’s rights, obligations, liabilities and responsibilities.

FOURTH:     That the merger is to become effective on December 31, 2012 at 11:59 p.m. Eastern Standard Time (the “Effective Time”).

FIFTH:          That the Certificate of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the surviving corporation immediately after the Effective Time, provided, that at the Effective Time, Article 1 of the Certificate of Incorporation of the surviving corporation shall be amended to read in its entirety as follows:

“Article 1. The name of the Corporation is PCM, Inc.”

SIXTH:          That the directors and officers of the Company, as in effect immediately prior to the Effective Time, shall be the directors and officers of the surviving corporation immediately after the Effective Time.

SEVENTH:   That the Company’s Board of Directors (the “Board”) duly adopted the following resolutions on the 20th day of December, 2012:

WHEREAS, the Company owns 100% of issued and outstanding shares of the capital stock of PCM, Inc., a Delaware corporation (the “Subsidiary”);

WHEREAS, the Board deems it to be advisable and in the best interest of the Company and its stockholders to merge the Subsidiary with and into the Company pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the “Delaware Code”), with the Company being the surviving entity (the “Subsidiary Merger”); and

WHEREAS, in accordance with Section 103(d) of the Delaware Code, the Board deems it advisable to file a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware effecting the Subsidiary Merger with an effective time of 11:59 p.m. Eastern Standard Time on December 31, 2012 (the “Effective Time”).

NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary Merger be, and hereby is, authorized and approved;

RESOLVED FURTHER, that the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware shall be filed by the Company in accordance with the provisions of Section 253 of the Delaware Code to be effective at the Effective Time;

RESOLVED FURTHER, that at the Effective Time the Subsidiary shall be merged with and into the Company, the legal existence of the Subsidiary as a separate legal entity shall cease and the Company shall continue its existence as the surviving corporation;

RESOLVED FURTHER, that, upon the Effective Time, the Company shall assume all of the Subsidiary’s liabilities and obligations and be possessed of all of the assets, property, rights, powers, franchises and privileges of the Subsidiary;

RESOLVED FURTHER, that, upon the Effective Time, each issued and outstanding share of the capital stock of the Subsidiary shall be cancelled and extinguished and cease to be outstanding, without any payment being made in respect thereof, inasmuch as the Company is the owner of all issued and outstanding shares of capital stock of the Subsidiary;

RESOLVED FURTHER, that, upon the Effective Time, the Company shall by amendment of its Certificate of Incorporation assume the name PCM, Inc.; and

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed to do any and all acts and things and to make, execute, deliver, file, and/or record any and all instruments, papers and documents, including, but not limited to, providing notification of the Subsidiary Merger to any appropriate governmental or regulatory agencies, the filing of a Certificate of Ownership and Merger in accordance with Section 253 of the Delaware Code and any other forms and documents with such agencies as may be required or advisable by them or by law, to effectuate the purposes of the foregoing resolutions and to carry out and consummate the Subsidiary Merger.

* * *

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Ownership and Merger on December 20, 2012.

PC MALL, INC.
a Delaware corporation

By:	/s/ Frank F. Khulusi
Name: Frank F. Khulusi
Title: Chief Executive Officer